Filed Pursuant to Rule 424(b)(2)

Registration No. 333-181378

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2012)

5,000,000 Shares

Common Stock

Timberline Resources Corporation is offering shares of our common stock, $0.001 par value pursuant to this prospectus supplement and the accompanying prospectus.

Our shares of common stock are traded on the NYSE MKT exchange under the symbol “TLR” and on the TSX Venture Exchange under the symbol “TBR”. On December 19, 2012, the closing price of our common stock on the NYSE MKT was $0.29 per share of common stock and on the TSX Venture Exchange was Cdn.$0.350 per share of common stock. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on December 19, 2012, was approximately $16 million. We have not issued any securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Our business and an investment in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, of page 7 of the accompanying prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$0.20	$1,000,000
Underwriting Discount(1)	$0.014	$70,000
Proceeds, before expenses, to us	$0.186	$930,000

 __________

(1)	See “Underwriting” beginning on page S-13 for a detailed description of the compensation payable to the underwriters.

The underwriters may purchase up to an additional 750,000 shares of common stock from us at the public offering price, less the underwriting discount, within 45 days from the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock against payment on or about December 26, 2012.

Aegis Capital Corp

December 20, 2012

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-ii

PROSPECTUS SUPPLEMENT SUMMARY	S-1

RISK FACTORS	S-5

USE OF PROCEEDS	S-13

DIVIDEND POLICY	S-13

UNDERWRITING	S-13

LEGAL MATTERS	S-16

EXPERTS	S-16

DOCUMENTS INCORPORATED BY REFERENCE	S-16

WHERE YOU CAN FIND MORE INFORMATION	S-17

BASE PROSPECTUS

ABOUT THIS PROSPECTUS	2

SUMMARY	3

RISK FACTORS	7

NOTE REGARDING FORWARD-LOOKING STATEMENTS	13

DOCUMENTS INCORPORATED BY REFERENCE	15

USE OF PROCEEDS	16

DESCRIPTION OF COMMON STOCK	16

DESCRIPTION OF WARRANTS	17

PLAN OF DISTRIBUTION	19

TRANSFER AGENT AND REGISTRAR	21

LEGAL MATTERS	21

EXPERTS	21

WHERE YOU CAN FIND MORE INFORMATION	21

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not be applicable to this offering. To the extent there is a conflict between information contained in this prospectus supplement and information contained in the accompanying prospectus or any document incorporated by reference herein or therein or the information in each free writing prospectus, if any, the information in this prospectus supplement shall control and you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement relates to a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any of the securities or any combination of the securities described in the accompanying prospectus in one or more offerings. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated into this prospectus supplement and the accompanying prospectus and each free writing prospectus, if any.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and each free writing prospectus, if any. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and each free writing prospectus, if any, is accurate only as of the respective dates of those documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to the “Company,” “Timberline,” “we,” “us” or “our” includes Timberline Resources Corporation and each of its subsidiaries through which we conduct our business.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain “forward-looking-statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. These statements include, but are not limited to, comments regarding:

•	the establishment and estimates of mineralization and reserves;
•	the grade of mineralization and reserves;
•	anticipated expenditures and costs in our operations;
•	planned exploration activities and the anticipated outcome of such exploration activities;
•	plans and anticipated timing for obtaining permits and licenses for our properties;
•	expected future financing and its anticipated outcome;
•	anticipated liquidity to meet expected operating costs and capital requirements;
•	our ability to obtain financing to fund our estimated expenditure and capital requirements; and
•	factors expected to impact our results of operations.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our limited operating history;
•	risks related to our history of losses and our expectation of continued losses;
•	risks related to our properties being in the exploration or development stage;
•	risks related to our mineral operations being subject to government regulation;
•	risks related to future legislation and administrative changes to mining laws;
•	risks related to future legislation regarding climate change
•	risks related to our ability to obtain additional capital to develop our reserves, if any;
•	risks related to land reclamation requirements and costs;
•	risks related to mineral exploration and development activities being inherently dangerous;
•	risks related to our insurance coverage for operating risks;
•	risks related to cost increases for our exploration and development projects;
•	risks related to a shortage of equipment and supplies adversely affecting our ability to operate;
•	risks related to mineral estimates;
•	risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;
•	risks related to the competitive industry of mineral exploration;
•	risks related to our title and rights in our mineral properties;
•	risks related to integration issues with acquisitions;
•	risks related to joint ventures and partnerships;
•	risks related to potential conflicts of interest with our management;
•	risks related to our dependence on key management;
•	risks related to our Lookout Mountain and other acquired growth projects;
•	risks related to our business model;
•	risks related to evolving corporate governance standards for public companies;
•	risks related to our Canadian regulatory requirements; and
•	risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements please see “Risk Factors” beginning on page S-5 of this prospectus supplement and “Risk Factors” beginning on page 7 of the accompanying prospectus and, to the extent applicable, the “Risk Factors” sections in our annual reports on Form 10-K and our quarterly reports on Form 10-Q as filed with the SEC that are incorporated by reference herein.

S-ii

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC described in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” and the sections of the accompanying prospectus entitled “Documents Incorporated by Reference” and “Where You Can Find Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

We qualify all the forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus by the foregoing cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into herein and therein. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference here and therein before making a decision about whether to invest in our common stock.

Business Overview

We are a mineral exploration company.  We acquire properties which we believe have potential to host economic concentrations of minerals, particularly gold, silver and copper.  We have acquired mineral prospects for exploration in Nevada, Montana, and Idaho mainly for target commodities of gold, silver, zinc and copper. The prospects are held by both patented and unpatented mining claims owned directly by us or through legal agreements conveying exploration and development rights to us. Most of our prospects have had a prior exploration history as is typical in the mineral exploration industry. Most mineral prospects go through several rounds of exploration before an economic ore body is discovered and prior work often eliminates targets or points to new ones. Also, prior operators may have explored such mineral prospects under a completely different commodity price structure or technological regime. Mineralization which was uneconomic in the past may be ore grade at current market prices when extracted and processed with modern technology.

South Eureka Property

As of the date of this prospectus supplement, our primary exploration focus is on our South Eureka property in Nevada, which was acquired as part of the acquisition of Staccato Gold Resources Ltd. in June 2010. South Eureka is comprised of several projects included within one of the largest exploration land packages in the Battle Mountain - Eureka Mineral Trend. The South Eureka property has identified exploration potential evidenced by historic workings and gold anomalies throughout the district. Our Lookout Mountain project features a defined section of mineralized material within a large scale structural corridor and numerous high-priority targets to test.

South Eureka comprises an area of approximately 15,000 acres or more than 23 square miles. The property’s northern boundary is located approximately 1 mile south of the town of Eureka, Nevada, in the Eureka Mining district within the Battle Mountain – Eureka Mineral Trend, also referred to as the Cortez Trend.

The South Eureka property is composed of 845 unpatented and 15 patented claims and several projects including: Lookout Mountain, Secret Canyon/Oswego, Windfall, South Ratto, Hamburg Ridge, and New York Canyon. Historic open pit mines on the property include: the Windfall pit, the Rustler pit, North and South Paroni pits, and the Lookout Mountain pit. Timberline’s database contains over 484,000 feet of drill information from 1,265 drill holes that have been completed on the property from 1970 through September 2011.

We continue to work toward completion of a comprehensive technical work program at our South Eureka property. A large part of the Lookout Mountain project and Windfall project areas have now been mapped and sampled, including a detailed program conducted over the main mineralization area. The principal objectives of the mapping and sampling program are to characterize offsets along the main mineralized fault zones at Windfall and Lookout Mountain, identify orientations of mineralized cross structures intersecting the main structural zones, and follow up on soil anomalies. The mapping program, combined with surface sampling and acquisition of historic data, has provided a clearer understanding of the structures along the Ratto Ridge and Windfall areas, as well as identified several significant new exploration target areas.

Over 400 drill holes have been re-logged along Ratto Ridge to ensure geologic consistency with surface mapping, and based on this work, new geologic cross sections and plans have been constructed for the entire Lookout Mountain deposit. Geologic grade shells have also been built, and construction of a 3-D model of the geology, based on the results of historic drill re-logging and mapping efforts, is ongoing. This new work has led to an updated mineralization estimate that resolves past technical issues, and provides us with a plan for advancing the property into the scoping/pre-feasibility study phase following one more round of drilling.

An exploration Plan of Operations has been approved by the Bureau of Land Management and the Nevada Department of Environmental Protection for the Lookout Mountain project. The Plan of Operations calls for approximately 246 acres of disturbance that can be accessed for use in a phased approach, and covers the entire Ratto Ridge structural zone. The Plan of Operations will allow us to complete additional infill, metallurgical, and exploration drilling necessary to advance the development of the Lookout Mountain project.

S-1

We are of the opinion that the South Eureka property has excellent potential for continued exploration success both at the deposit scale and on the regional scale. The current Lookout Mountain mineralization is defined over a relatively small area at the north end of a mineralized structural corridor that extends for several thousand feet across the property, and up to 4 to 5 kilometers (2.5 to 3 miles) in strike length. This structure hosts several areas of drill indicated mineralization and the exploration potential in this corridor is strong, as evidenced by historic drilling, and soil and rock geochemical analyses. The Lookout Mountain mineralization itself is open for expansion at depth and along strike, especially to the south. Regionally, several other target areas also exist where historic production and exploration have occurred, but only limited systematic exploration has been conducted.

Lookout Mountain 2012 Program

With success in the 2010 and 2011 programs at South Eureka, we initiated and completed approximately $4,200,000 of follow-up work in 2012. The 2012 program focused on advancement of mineralization, metallurgical, geotechnical, and permitting studies in preparation for a preliminary economic analysis and included:

•	16,965 feet of RC drilling directed at resource in-fill and definition;

•	9,175 foot diamond drilling program focused primarily on obtaining drill core for process metallurgical and geotechnical scoping studies;

•	Drilling and construction of additional groundwater monitoring wells for hydrological characterization;

•	Initiation of geotechnical pit-wall stability, and heap leach pad alternative studies; and

•	Initiation of additional baseline hydrology and environmental geochemistry studies directed at State and Bureau of Land Management (BLM) permitting.

Key successes of the 2012 drill program include demonstration of strong continuity in mineralization at the Lookout Mountain Project, and initial identification of high grade gold mineralization down-dip of the current mineralization.

The favorable results of the 2012 program dictate that we will proceed with a preliminary economic assessment of the Lookout Mountain Project which is planned for completion in 2013. Ongoing metallurgical, geotechnical, and environmental studies will be included in this assessment.

The South Eureka property has no known reserves, as defined under Guide 7, and the proposed program for the property is exploratory in nature.

Butte Highlands Gold Project

We are nearing production at our Butte Highlands Gold Project, where we have entered into a joint venture agreement with Highland Mining, LLC (which we refer to as “Highland”) to create Butte Highlands JV, LLC. Under terms of the joint venture agreement, we will be carried to production by Highland, which will fund all mine development costs. On September 17, 2012, Highland was purchased by Montana State Gold Company, LLC, a privately-owned Montana limited liability company. We continue to own a 50-percent carried-to-production interest in the joint venture. Both our and Highland’s 50-percent share of costs will be paid out of proceeds from future mine production.

Activities at Butte Highlands during fiscal 2012 focused on advancing mine permitting. Supplemental baseline data to support the operating permit application was collected and provided to regulators. This data included characterization of wetlands, faunal study, surface water hydrology investigations, geochemistry, and an initial project water balance analysis. In addition, a Montana Pollutant Discharge Elimination System permit application was submitted and officially accepted by Montana regulators. This permit is a critical requirement for further underground exploration and mine operation; permit receipt is anticipated in 2013.

Permitting has also advanced during 2012 with submittal of a Special Use Permit application with the United States Forest Service for ore haulage road use. The United States Forest Service completed site investigations and continues processing the application, which is anticipated for completion in 2013.

Once the operating and Montana Pollutant Discharge Elimination System permits are approved by the state of Montana, we expect Butte Highlands to transition directly from exploration to gold mining operations.

As of September 30, 2012, we have incurred exploration costs to date of approximately $1,600,000. During the 2013 fiscal year, we do not plan to undertake any significant exploration work on the property. The focus at Butte Highlands in fiscal 2013 will be the completion of the permitting process, completion of geologic model and mine planning, and the commencement of mining operations by our joint venture partner, Highland, upon the receipt of the Hard Rock Operating Permit from the State of Montana.

S-2

The Butte Highlands Gold Project has no known reserves, as defined under Guide 7, and the proposed program for the property is exploratory in nature.

Recent Developments

On December 10, 2012, we announced that we had received a draft Hard Rock Operating Permit for our Butte Highlands Gold Project from the Montana Department of Environmental Quality (MDEQ). We also received a Compliance Determination setting forth the MDEQ's determination that the completed application for the operating permit complies with the substantive requirements of Montana's Metal Mine Reclamation Act.

As noted in the draft permit, the final operating permit is expected to be issued upon the completion of the MDEQ's review pursuant to the Montana Environmental Policy Act and its determination that the project bonding is sufficient. Based on current projections, we expect that the reviews will be completed and the final operating permit will be issued in mid-2013. We expect to receive the water discharge permit and road use permit related to the Butte Highlands Project prior to the receipt of the final operating permit.

Corporate Information

We were incorporated in the State of Idaho on August 28, 1968 under the name Silver Crystal Mines, Inc., to engage in the business of exploring for precious metal deposits and advancing them toward production.  We ceased exploration activities during the 1990s and became virtually inactive.  In December 2003, a group of investors purchased 80-percent of the issued and outstanding common stock from the then-controlling management team.  In January 2004, we affected a one-for-four reverse split of our issued and outstanding shares of common stock and increased the number of our authorized shares of common stock to 100 million with a par value of $.001. Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split.  On February 2, 2004, our name was changed to Timberline Resources Corporation. Since the reorganization, we have been in an exploration stage evaluating, acquiring and exploring mineral prospects with potential for economic deposits of precious and base metals.  A “prospect” is defined as a mining property, the value of which has not been determined by exploration. On August 27, 2008 we reincorporated into the State of Delaware pursuant to a merger agreement approved by our shareholders on August 22, 2008.

In March 2006, we acquired Timberline Drilling, Inc. (“Timberline Drilling”), formerly known as Kettle Drilling, as a wholly-owned subsidiary.  Timberline Drilling was formed in 1996 and provides mineral core drilling services to the mining and mineral exploration industries primarily in the western United States.

In July 2007, we closed our purchase of the Butte Highlands Gold Project. In October 2008, we announced that we had agreed to form a 50/50 joint venture with Small Mine Development (“SMD”) at the Butte Highlands project. In July 2009, we finalized the joint venture agreement with Highland Mining, LLC (an affiliate of SMD) (“Highland”) to create Butte Highlands JV, LLC (“BHJV”). Under terms of the joint venture agreement, development began in the summer of 2009, with Highland funding all mine development costs through development. Both Timberline’s and Highland’s 50-percent share of costs will be paid out of net proceeds from future mine production.

In June 2010, we closed our acquisition of Staccato Gold Resources Ltd., a Canadian-based resource company (“Staccato Gold”) that was in the business of acquiring, exploring and developing mineral properties with a focus on gold exploration in the dominant gold producing trends in Nevada. As a result of this acquisition, we obtained Staccato’s flagship gold exploration project (“Lookout Mountain”), and several other projects at various stages of exploration in the Battle Mountain/Eureka gold trend in north-central Nevada, along with Staccato Gold’s wholly owned U.S. subsidiary, BH Minerals USA, Inc (“BH Minerals”).

In September 2010, we closed our drilling services operation in Mexico which was operated by our wholly owned Mexican subsidiary, World Wide Exploration, S.A. de C.V. (“World Wide” or “WWE”), and moved substantially all of the assets of WWE to the United States to be available for use by Timberline Drilling.

In September 2011, we announced that we had entered into a non-binding letter of intent to sell Timberline Drilling to a private company formed by a group of investors, including certain members of the senior management team of Timberline Drilling. In November 2011, the sale of Timberline Drilling was completed for a total value of approximately $15 million.

We currently maintain an administrative office at 101 East Lakeside Ave., Coeur d’Alene, Idaho 83814. The telephone number of our administrative office is (866) 513-4859 (toll free) or (208) 664-4859. Timberline also maintains a geological staff office at 1112 River St., Elko, NV 89801.

S-3

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of shares of common stock. For a more complete description of our shares of common stock, see the sections entitled “Description of Common Stock” in this prospectus supplement and “Description of Common Stock” in the accompanying prospectus.

Offering	5,000,000 shares of common stock

Amount	$1,000,000

Price to the public	$0.20 per share
Over-allotment option	750,000 shares of common stock

Common stock to be outstanding after offering(1)	67,271,879 shares of common stock

Use of proceeds	The net proceeds from the sale of the shares of common stock in this offering are estimated to be approximately $0.83 million after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds from this offering for exploration of our Lookout Mountain Project in Nevada, exploration and development of other existing or acquired mineral properties, working capital requirements, acquisitions, or for other general corporate purposes. See “Use of Proceeds” on page S-13.

Risk factors	Investing in our shares of common stock involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement, the “Risk Factors” section beginning on page 7 of the accompanying prospectus, and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our annual report on Form 10-K for the fiscal year ended September 30, 2012, as filed with the SEC. You should carefully consider these risks before investing in our securities.

Trading symbols	Our shares of common stock are traded on the NYSE MKT under the symbol “TLR” and TSX Venture Exchange under the symbol “TBR.”

__________

(1)	These figures do not include 6,304,357 shares of common stock reserved for issuance pursuant to outstanding stock options, which are exercisable at a weighted average price of $0.93 per share. These figures do not include exercise of the over-allotment option. Assuming the exercise of the over-allotment option in full for additional shares of common stock, the aggregate shares of common stock outstanding would be 68,021,879.

To the extent any options are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock or securities exercisable for or convertible into shares of common stock, there will be further dilution to new investors. As of the date of this prospectus supplement, there are 926,008 shares of common stock available for issuance under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their over-allotment option.

S-4

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes.

An investment in an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both known and unknown, present and potential, including, but not limited to the risks enumerated below. Failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although mineralization and reserve estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. We cannot accurately predict the timing and effects of variances from estimated values.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

Although we have been in the business of exploring mineral properties since our incorporation in 1968, we were inactive for many years prior to our new management in January 2004. Since January 2004, we have not yet located any mineral reserve. As a result, we have not had any revenues from our exploration division, however we have had a drilling services wholly-owned subsidiary which has generated revenues in past fiscal years. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. Other than through conventional and typical exploration methods and procedures, we have no additional way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that they will be operated successfully. As a result, we are subject to all of the risks associated with developing and establishing new mining operations and business enterprises including:

  completion of feasibility studies to verify reserves and commercial viability, including the ability to find sufficient gold reserves to support a commercial mining operation;
  the timing and cost, which can be considerable, of further exploration, preparing feasibility studies, permitting and construction of infrastructure, mining and processing facilities;
  the availability and costs of drill equipment, exploration personnel, skilled labor and mining and processing equipment, if required;
  compliance with environmental and other governmental approval and permit requirements;
  the availability of funds to finance exploration, development and construction activities, as warranted;
  potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants which may delay or prevent development activities;
  potential increases in exploration, construction and operating costs due to changes in the cost of fuel, power, materials and supplies; and
  potential shortages of mineral processing, construction and other facilities related supplies.

The costs, timing and complexities of exploration, development and construction activities may be increased by the location of our properties and demand by other mineral exploration and mining companies. It is common in exploration programs to experience unexpected problems and delays during drill programs and, if warranted, development, construction and mine start-up. Accordingly, our activities may not result in profitable mining operations and we may not succeed in establishing mining operations or profitably producing metals at any of our properties. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

S-5

We have a history of losses and expect to continue to incur losses in the future.

We have incurred losses since inception and expect to continue to incur losses in the future. We incurred the following losses from continuing operations during each of the following periods:

  $7,171,572 for the year ended September 30, 2012;
  $6,835,866 for the year ended September 30, 2011; and
  $5,843,114 for the year ended September 30, 2010.

We had an accumulated deficit of approximately $38 million as of September 30, 2012. We expect to continue to incur losses unless and until such time as one of our properties enters into commercial production and generates sufficient revenues to fund continuing operations. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition.

Risks Associated With Mining and the Exploration Portion of Our Business

All of our properties are in the exploration or development stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that any of our mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral properties do not contain any “reserve” and any funds that we spend on exploration could be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Regarding our future ground disturbing activity on federal land, we will be required to obtain a permit from the US Forest Service or the BLM prior to commencing exploration. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

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We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest.  In past years we have been engaged in exploration in northern Idaho, which is currently the site of a Federal Superfund cleanup project. Although we are no longer involved in this area at present, it is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.  At the date of this Annual Report, we are not aware of any environmental issues or litigation relating to any of our current or former properties.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

If we establish the existence of a mineral reserve on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. There can be no assurance that a mineral reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

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Reclamation may include requirements to:

·         control dispersion of potentially deleterious effluents; and

·         reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Mining exploration and development is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration involves various types of risks and hazards, including:

•	environmental hazards;
•	power outages;
•	metallurgical and other processing problems;
•	unusual or unexpected geological formations;
•	personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;
•	inability to obtain suitable or adequate machinery, equipment, or labor;
•	metals losses;
•	fluctuations in exploration, development and production costs;
•	labor disputes;
•	unanticipated variations in grade;
•	mechanical equipment failure; and
•	periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of minerals, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

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A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Other than from our drilling services subsidiaries, we expect to derive revenues, if any, from the eventual extraction and sale of precious and base metals such as gold and silver. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineralized material, we may be required to reduce or cease exploration activity and/or operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral properties and the minerals that can be produced from them. While we compete with other exploration companies in the effort to locate and license mineral properties, we do not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

There are hundreds of public and private companies that are actively engaged in mineral exploration.  A representative sample of exploration companies that are similar to us in size, financial resources and primary objective include such publicly traded mineral exploration companies as Midway Gold Corp. (MDW), General Moly, Inc. (GMO), Klondex Mines Ltd. (KDX.TO), Solitario Exploration and Royalty Corp. (XPL) and Mines Management (MGN).

Many of our competitors have greater financial resources and technical facilities. Accordingly, we will attempt to compete primarily through the knowledge and experience of our management.  This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral properties that might yield reserves or result in commercial mining operations.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if there are title defects or if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse effect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

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We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Acquisitions and integration issues may expose us to risks.

Our business strategy includes making targeted acquisitions. Any acquisition that we make may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with our own. Any acquisitions would be accompanied by risks. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a potential materialized property may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Joint ventures and other partnerships in relation to our properties may expose us to risks.

We are currently involved in, and may enter into in the future, joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of certain of the properties in which we have an interest, particularly the Butte Highlands project. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture or partnership. Further, we may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties' respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of our common shares.

Conflicts of Interest

Certain of our officers and directors may be or become associated with other businesses, including natural resource companies that acquire interests in mineral properties.   Such associations may give rise to conflicts of interest from time to time. Our directors are required by Delaware Corporation law to act honestly and in good faith with a view to our best interests and to disclose any interest, which they may have in any of our projects or opportunities. In general, if a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter or, if he does vote, his vote will not be counted.

We have not adopted any separate formal corporate policy regarding conflicts of interest; however other corporate governance measures have been adopted, such as creating a directors’ audit committee requiring independent directors.  Additionally, our Code of Ethics does address areas of possible conflicts of interest.  As of the date of filing of this report, we had four independent directors on our board of directors (Jim Moore, Vance Thornsberry, Robert Martinez, and Troy Fierro). We have formed three committees to ensure our compliance with the requirements of the NYSE MKT. We established an independent audit committee consisting of two independent directors, both of whom were determined to be “financially literate” and one of whom was designated as the “financial expert”. We also formed a compensation committee and a corporate governance and nominating committee, both of which are comprised entirely of independent directors. At this time, we feel that these committees and our Code of Ethics provide sufficient corporate governance for our purposes and will meet the specific requirements of the NYSE MKT.

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Dependence on Key Management Employees

The nature of both sides of our business, our ability to continue our exploration and development activities and to develop a competitive edge in the marketplace depends, in large part, on our ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel. Our development now and in the future will depend on the efforts of key management figures such as Paul Dircksen, Randal Hardy, Steven Osterberg, and Craig Crowell. The loss of any of these key people could have a material adverse effect on our business. In this regard, we have attempted to reduce the risk associated with the loss of key personnel and have obtained directors and officers insurance coverage. In addition, we have expanded the provisions of our equity incentive plan so that we can provide incentives for our key personnel.

We may not realize the benefits of the Lookout Mountain and other acquired growth projects.

As part of our strategy, we will continue existing efforts and initiate new efforts to develop gold and other mineral projects. We have a large number of such projects, including the Lookout Mountain project.  A number of risks and uncertainties are associated with the development of these types of projects, including political, regulatory, design, construction, labor, operating, technical and technological risks and uncertainties relating to capital and other costs and financing risks. The failure to successfully develop any of these initiatives could have a material adverse effect on our financial position and results of operations.

As part of our business model, we pursue a strategy that may cause us to expend significant resources exploring properties that may not become revenue-producing sites, including the Lookout Mountain project.

Part of our business model is to pursue a strategy which includes significant exploration activities, such as proposed exploration at the Lookout Mountain project.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  We may spend significant resources exploring the Lookout Mountain project and gathering certain geologic information only to determine that the project is not capable of being a revenue-producing property for us.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on our stock price.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the SEC, the NYSE MKT, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. For example, on July 21, 2010, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) with increased disclosure obligations for public companies and mining companies in the United States. Our efforts to comply with the Dodd-Frank Act and other new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities

We are required to comply with Canadian securities regulations and be subject to additional regulatory scrutiny in Canada.

We are a ‘reporting issuer’ in the Canadian provinces of British Columbia and Alberta.  As a result, our disclosure outside the United States differs from the disclosure contained in our SEC filings. Our reserve and resource estimates disseminated outside the United States are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we generally report reserves and resources in accordance with Canadian practices. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in disclosure filed with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures. Accordingly, information concerning descriptions of mineralization, reserves and resources contained in disclosure released outside the United States may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

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We are also subject to increased regulatory scrutiny and costs associated with complying with securities legislation in Canada.  For example, we are subject to civil liability for misrepresentations in written disclosure and oral statements. Legislation has been enacted in these provinces which creates a right of action for damages against a reporting issuer, its directors and certain of its officers in the event that the reporting issuer or a person with actual, implied or apparent authority to act or speak on behalf of the reporting issuer releases a document or makes a public oral statement that contains a misrepresentation or the reporting issuer fails to make timely disclosure of a material change.  We do not anticipate any particular regulation that would be difficult to comply with.  However, failure to comply with regulations may result in civil awards, fines, penalties and orders that could have an adverse effect on us.

Risks Associated With Our Common Stock

Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is traded on the NYSE MKT and the TSX Venture Exchange. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States and Canada.

We do not intend to pay any dividends on shares of our common stock in the near future.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future, and any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant. It is our current intention to apply net earnings, if any, in the foreseeable future to finance the growth and development of our business.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share if we issue additional employee/director/consultant options or if we sell additional shares to finance our operations.

We have not generated revenue from exploration since the commencement of our exploration stage in January 2004. In order to further expand our company and meet our objectives, any additional growth and/or expanded exploration activity may need to be financed through sale of and issuance of additional shares, including, but not limited to, raising finances to explore our newly acquired South Eureka property. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we may also need to issue additional shares to finance future acquisitions, growth and/or additional exploration programs of any or all of our projects or to acquire additional properties. We may also in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. As of the date of the filing of this report there are also outstanding options granted that are exercisable into 6,304,357 common shares. If all of these were exercised or converted, these would represent approximately 9% of our issued and outstanding shares. If all of these warrants and options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the market price of our shares.

We are subject to the continued listing criteria of the NYSE MKT and the TSX Venture Exchange (“TSX.V”) and our failure to satisfy these criteria may result in delisting of our shares of common stock.

Our shares of common stock are currently listed on the NYSE MKT and the TSX.V.  In order to maintain the listing, we must maintain certain share prices, financial, and share distribution targets, including maintaining a minimum amount of shareholders’ equity and a minimum number of public shareholders.  In addition to objective standards, the NYSE MKT and the TSX.V may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE MKT or TSX.V inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the listing requirements of the NYSE MKT or TSX.V; if an issuer’s shares of common stock sell at what the NYSE MKT or the TSX.V considers a “low selling price” and the issuer fails to correct this via a reverse split of shares after notification by the NYSE MKT or TSX.V; or if any other event occurs or any condition exists which makes continued listing on the NYSE MKT or TSX.V, in their opinion, inadvisable.

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If the NYSE MKT or the TSX.V delists our shares of common stock, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our securities, reduced liquidity, decreased analyst coverage of our securities, and an inability for us to obtain additional financing to fund our operations.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $0.83 million (or approximately $0.9695 million if the underwriters exercise their over-allotment option in full) after deducting estimated underwriters fees and estimated offering expenses that we must pay and assuming we sell the maximum number of shares offered hereby.

We intend to use the net proceeds from this offering for exploration of our Lookout Mountain project in Nevada, exploration and development of other existing or acquired mineral properties, working capital requirements, acquisitions, or for other general corporate purposes.

Until such time as the net proceeds of the offering are used as described above, we intend to invest the net proceeds primarily in bank deposits or other substantially similar secure deposits in financial institutions.

The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly and will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement. Depending on opportunities, economic conditions and the results of the activities described above we may use a portion of the use of proceeds allocated above to invest in property acquisitions or complete other corporate activities designed to achieve our corporate goals. Estimated costs and the scope of activities cannot be determined at this time. Accordingly, we will retain broad discretion over the use of proceeds.

DIVIDEND POLICY

As of the date of this prospectus supplement, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

UNDERWRITING

Aegis Capital Corp. is acting as representative of the underwriters in the offering. We have entered into an underwriting agreement, dated December 19, 2012 (the “Underwriting Agreement”), with the representative. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name of Underwriter	Number of Shares
Aegis Capital Corp.	5,000,000

Total	5,000,000

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the Underwriting Agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

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We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the Underwriting Agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase 750,000 additional shares from us to cover over-allotments. If the underwriters exercise all or part of this option, they will purchase shares covered by the option, if any, at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discount.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$0.20	$1,000,000	$1,150,000
Underwriting discount (7%)	$0.014	$70,000	$80,500
Proceeds, before expenses, to us	$0.186	$930,000	$1,069,500

The underwriters propose to offer the shares offered by us to the public at the public offering price set forth on the cover of this prospectus supplement. In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $0.008 per share. If all of the shares offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

We have agreed to pay a non-accountable expense allowance to Aegis Capital Corp. equal to 1% of the gross proceeds received in the offering; provided however a non-accountable expense allowance shall be paid in connection with the over-allotment option only if such over-allotment option is exercised. We have paid an expense deposit of $25,000 to the representative, which will be applied against the non-accountable expense allowance.

As additional compensation to the underwriters, upon consummation of this offering, we will issue warrants to purchase an aggregate number of shares of our common stock equal to 3% percent of all shares of common stock sold in the offering, excluding shares sold upon exercise of the over-allotment option, at an exercise price per share equal to $0.25 (the “Underwriter Warrants”). The Underwriter Warrants will become exercisable on the one year anniversary of the closing of this offering and have a term of three years from the closing of this offering. The Underwriter Warrants and underlying shares of common stock will not be exercised, sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriter Warrants by any person for a period of one year after the Commencement Date in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110.

We have also agreed to pay the underwriters’ expenses relating to the offering up to a maximum of $60,000, including all fees incurred in clearing this offering with FINRA, all fees, expenses, and disbursements relating to background checks of our officers and directors, actual accountable road show expenses of the underwriters in connection with the offering; and reasonable attorneys’ fees, printing and mailing expenses.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $100,000.

Discretionary Accounts. The underwriters do not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

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Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees, however, except as disclosed in this prospectus supplement, we have no present arrangements with any of the underwriters for any further services.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares or common stock or preventing or retarding a decline in the market price of our shares or common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the NYSE MKT, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NYSE MKT in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon by Dorsey & Whitney LLP, Denver, Colorado.

EXPERTS

Our consolidated financial statements as of, and for the years ended, September 30, 2012 and 2011, have been incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, in reliance upon the report of DeCoria, Maichel & Teague P.S., independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this prospectus supplement.  Information we file with the SEC after the date of this prospectus supplement but before the end of the offering of the shares of common stock made by this prospectus supplement will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus supplement.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the date of this prospectus supplement but before the end of the offering of the shares of common stock made by this prospectus supplement:

(a)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as filed on December 10, 2012, which report contains our audited financial statements and the notes thereto as at September 30, 2012 and 2011 and for the two years ended September 30, 2012, together with the auditors’ report thereon;

(b)	our Definitive Proxy Statement on Schedule 14A, as filed on January 23, 2012, in connection with our March 19, 2012 annual general meeting of stockholders, including the information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended September 30, 2011; and

(c)	the description of our common stock, $0.001 par value per share, which is contained in our Registration Statement on Form 8-A, filed on May 8, 2008, which incorporates by reference the description of our securities contained in our Registration Statement on Form 10-SB, filed with the Securities and Exchange Commission on September 29, 2005 (File No. 000-51549).

We will furnish without charge to any person, upon written or oral request, a copy of any or all of the above documents, other than exhibits to documents that are not specifically incorporated by reference into those documents. You should direct any requests for documents to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814
Attention: Craig Crowell
Corporate Secretary

(208) 664-4859

The information relating to us contained in this prospectus supplement and the accompanying prospectus is not comprehensive and should be read together with the information contained in the documents incorporated by reference. Descriptions contained in the documents incorporated by reference as to the contents of any contract or other document may not be complete. You should refer to the copy of that contract or other document filed as an exhibit to our filings.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act in connection with this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it. Each statement made in this prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. Except for documents specifically incorporated by reference into this prospectus supplement, the information on the SEC’s website is not part of this prospectus supplement or the accompanying prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We are subject to the informational requirements of the Exchange Act, and, accordingly, we file annual and other reports and other information with the SEC. The reports and other information we file with the SEC in accordance with the Exchange Act can be read and copied, at prescribed rates, at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available electronically from the SEC’s Electronic Document Gathering and Retrieval System (EDGAR) at www.sec.gov, as well as from commercial document retrieval services.

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Filed Pursuant to Rule 424(b)(3)

File No. 333-181378

$30,000,000
Common Shares
Warrants

Timberline Resources Corporation may offer and sell, from time to time, up to $30,000,000 aggregate initial offering price of the Company’s common shares of common stock, par value $0.001, warrants to purchase shares of common stock or any combination thereof in one or more transactions under this base prospectus.

This base prospectus provides you with a general description of the securities that the Company may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained in this base prospectus. You should read both this base prospectus and the prospectus supplement, together with any additional information which is incorporated by reference into this base prospectus. This base prospectus may not be used to offer or sell securities without the prospectus supplement which includes a description of the method and terms of that offering.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide to you each time it offers securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this base prospectus.

Our shares of common stock are traded on the NYSE MKT exchange under the symbol “TLR” and on the TSX Venture Exchange under the symbol “TBR”. On May 21, 2012, the closing price of our common stock on the NYSE MKT exchange was $0.39 per share of common stock and on May 18, 2012, on the TSX Venture Exchange was Cdn.$0.34 per share of common stock.. There is currently no market through which the securities, other than the shares of common stock, may be sold and purchasers may not be able to resell the securities purchased under this base prospectus. This may affect the pricing of the securities, other than the shares of common stock, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. See “Risk Factors”.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on May 21, 2012, was approximately $22 million.  We have not issued any securities pursuant to Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves risks. See “Risk Factors” on page 5.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this base prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MAy 22, 2012

ABOUT THIS PROSPECTUS

This base prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this base prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $30,000,000. This base prospectus provides you with a general description of the securities that we may offer. The specific terms of the securities in respect of which this base prospectus is being delivered will be set forth in a prospectus supplement and may include, where applicable: (i) in the case of shares of common stock, the number of shares of common stock offered, the offering price and any other specific terms of the offering; and (ii) in the case of warrants, the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this base prospectus.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this base prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States. This base prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this base prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this base prospectus.  We have not authorized anyone to provide you with information different from that contained in this base prospectus.  The distribution or possession of this base prospectus in or from certain jurisdictions may be restricted by law.  This base prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such an offer or sale.  The information contained in this base prospectus is accurate only as of the date of this base prospectus, regardless of the time of delivery of this base prospectus or of any sale of the securities.  Our business, financial condition, results of operations and prospects may have changed since that date.

In this base prospectus and in any prospectus supplement, unless the context otherwise requires, references to “Timberline,” the “Company,” “we,” “us,” or “our” refers to Timberline Resources Corporation and/or its wholly owned subsidiaries.

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SUMMARY

Our Business

Our business is mineral exploration, with a focus on district-scale gold projects, such as our South Eureka Property in Nevada as well as our 50% carried-to-production interest in the Butte Highlands gold project in Montana, which is currently in development under the terms of our 50/50 joint venture agreement with Highland Mining, LLC and targeted to begin gold production in 2012.

South Eureka Property

The South Eureka Property, including the Lookout Mountain Project, comprises an area of approximately 15,000 acres, or more than 23 square miles.  The South Eureka Property is located within the southern portion of Nevada’s productive Battle Mountain-Eureka gold trend and includes a 4-mile strike length of structurally and stratigraphically controlled gold mineralization, all zones of which are open and will require additional in-fill and step-out drilling. The property has an extensive exploration, drilling, and gold production history by a number of companies since 1975, including Idaho Mining Corp., Norse-Windfall Mining, Amselco, Echo Bay Mines, and Barrick Gold. A total of 533 holes, totaling 267,000 feet, were drilled on the property prior to its acquisition by us in 2010. Gold mineralization tested to date is typical sediment-hosted Nevada gold mineralization, most of which may be amenable to low cost, run of mine, heap leach processing.

In 2010-2011 we completed an exploration program that culminated in the release of a Canadian National Instrument 43-101 (“NI 43-101”) compliant technical report, entitled, Technical Report on the Lookout Mountain Project, Eureka County, Nevada, USA, dated May 2, 2011 ( which we refer to herein as the “Technical Report”).  The Technical Report was prepared by Mine Development Associates (which we refer to herein as “MDA”) of Reno, Nevada under the supervision of Michael M. Gustin, Senior Geologist, who is a qualified person under NI 43-101.  The Technical Report details mineralization at the Lookout Mountain Project.

During the quarter ended March 31, 2012 we completed additional geologic and mineralization interpretations based on drilling completed in 2011 at the South Adit and South Lookout Mountain Target areas. This interpretive work was delivered to MDA for resource modeling and estimation. Additional geologic modeling, based on historic data acquired in late 2011 and drilling in the 2011 field season, was completed in house for the Windfall area as a necessary step in the due diligence for the purchase of the Windfall patented claims that occurred during the quarter. Planning and budgeting for the 2012 field season was also completed during the quarter.

Subsequent to March 31, 2012 we released updated mineralization details on the Lookout Mountain Project. We expect an updated NI 43-101 technical report to be filed during the quarter ended June 30, 2012. As a result of the most recently completed exploration program, we have successfully extended the gold zone at Lookout Mountain 600 feet to the south of the existing mineral deposit, and have expanded gold mineralization along the west margin of the deposit. Results from Lookout Mountain, and from the South Adit area, significantly increased the current reported mineralization at the Lookout Mountain Project.

Butte Highlands Gold Project

In conjunction with our joint venture partner, Highland Mining LLC (which we refer to herein as “Highland”), we continue to advance our Butte Highlands gold project toward an expected commencement of production in 2012.  With the receipt of final assays from the 50,000-foot underground exploration drill program that was completed in the year ended September 30, 2011, Highland was able to complete an initial mine plan and obtain necessary data for the completion of the Hard Rock Operating Permit application.  The mine plan anticipates production of approximately 400 tons of mineralized material per day during the first four years of operation, with product to be direct shipped to a nearby mill.

The application for our Hard Rock Operating Permit was initially submitted to the Montana Department of Environmental Quality in May 2010. An amended Hard Rock Operating Permit was submitted to the Montana Department of Environmental Quality on April 5, 2012. According to Montana Department of Environmental Quality guidelines, we expect a response to its submission within 30 days. Consequently, Highland is now targeting the issuance of the Hard Rock Operating Permit and the commencement of shipments to the mill in 2012.

As a result of hydrological studies performed since that time, it has become evident that there will be a need to pump and discharge more water from the mineralized area than was initially expected.  As a result, the project is expected to require an additional water discharge permit by the State of Montana and the construction of additional water treatment facilities. An application for the required permit was submitted to the Montana Department of Environmental Quality on March 30, 2012.

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Highland is also working with the United States Forest Service and the public to evaluate and permit a haulage route from the mine site.

Timberline's joint venture at the Butte Highlands Project calls for its retention of a 50-percent project interest while being carried to production by Highland.  Once in production, Timberline is to receive 20-percent of project cash flow until Highland recovers its initial capital expenditures, at which time Timberline will receive 50-percent of cash flow.  A feasibility study has not been completed on the Butte Highlands project, and there is no certainty the proposed operations will be economically viable.

On April 10, 2012, we signed a non-binding letter of intent to increase our ownership stake in the Butte Highlands gold project from 50-percent to 100-percent, acquiring the remaining interest from our joint venture partner, Highland. On May 16, 2012, we signed a revised, non-binding Letter of Intent, revising the terms of the purchase. The purchase, which is subject to negotiation and execution of binding definitive documents and other ordinary and customary closing conditions for a transaction of this type, including regulatory approvals, is anticipated to close in the second calendar quarter of 2012.  The consideration to be paid by us to acquire the remaining 50-percent interest is anticipated to include common stock of the Company not to exceed 5%; as of the date of closing, a net smelter royalty of 5% on the gold production from Butte Highlands, an unsecured, non-interest bearing promissory note to Highland Mining in the amount of $6 million to be repaid no later than two years subsequent to the commencement of commercial production at Butte Highlands. In addition, Highland will cancel its loan balance, including accrued interest, due from Butte Highlands JV, LLC pursuant to a promissory note dated July 22, 2009 for more than $24 million of development costs incurred at the project to-date.  There is no assurance that the purchase of the remaining membership interests of Butte Highlands JV, LLC from Highland will be completed by the second calendar quarter of 2012 or at all.

Our development priorities at the Butte Highlands gold project, in preparation for the anticipated commencement of operations later this year include:

•	Successful issuance of Water Discharge and Hard Rock Operating permits;

•	Installation of second dewatering well and reverse osmosis water treatment plant;

•	Completion of initial reporting to NI 43-101 standards;

•	Continued underground development, both for production access and for an additional drill program to continue delineating mineralized zones to NI 43-101 standards;

•	Evaluation and potential extraction of 10,000 ton bulk sample of mineralized material;

•	Finalization of ore purchase agreement with a local milling facility.

Cautionary Note to U.S. Investors: The Technical Report uses the terms "mineral resource," "measured mineral resource," "indicated mineral resource" and "inferred mineral resource". We advise investors that these terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 (“Guide 7”) and are normally not permitted to be used in reports and registration statements filed with the SEC. As a reporting issuer in Canada, we are required to prepare reports on our mineral properties in accordance with NI 43-101. We reference the Technical Report in this prospectus supplement for informational purposes only and the Technical Report is not incorporated herein by reference.  Investors are cautioned not to assume that all or any part of a mineral deposit in the above categories will ever be converted into Guide 7 compliant reserves.  "Inferred mineral resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases.  Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

Our Company

We were incorporated in the State of Idaho on August 28, 1968 under the name Silver Crystal Mines, Inc., to engage in the business of exploring for precious metal deposits and advancing them toward production. We ceased exploration activities during the 1990s. In December 2003, a group of investors purchased 80 percent of our issued and outstanding common stock from the then-controlling management team. In January 2004, we affected a one-for-four reverse split of our issued and outstanding shares of common stock and increased our authorized common stock to 100 million shares of common stock, with a par value of $.001 per share. Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to the aforementioned stock split. On February 2, 2004, our name was changed to Timberline Resources Corporation. On August 27, 2008, we reincorporated into the State of Delaware pursuant to a merger agreement approved by our shareholders on August 22, 2008.

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We commenced our exploration stage in January 2004 with the change in our management. From January 2004 until March 2006, we were strictly a mineral exploration company. Beginning with our acquisition of Timberline Drilling Incorporated (formerly, Kettle Drilling Inc., which we refer to herein as “Timberline Drilling”), in March 2006, we advanced a new, aggressive business plan. Prior to our new business model at that time and the purchase of Timberline Drilling, we had accumulated losses and no reported revenues. In September 2011, we announced that we had entered into a non-binding letter of intent to sell Timberline Drilling to a private company formed by a group of investors, including certain members of the senior management team of Timberline Drilling. In November 2011, the sale of Timberline Drilling was completed for a total value of approximately $15 million.

We currently maintain an administrative office at 101 East Lakeside Ave., Coeur d’Alene, Idaho 83814. The telephone number of our administrative office is (866) 513-4859 (toll free) or (208) 664-4859. Timberline also maintains a geological staff office at 1112 River St., Elko, NV 89801.

Recent Developments

•	On April 10, 2012, we announced that we signed a non-binding letter of intent as revised May 16, 2012 to increase our ownership stake in the Butte Highlands Gold Project from 50% to 100%, acquiring the remaining interest from Highland. The terms of the agreement require us to acquire the remaining 50% in exchange for a combination of our common stock and $6 million promissory note, along with a net smelter return production royalty. The deal is expected to close in the third quarter of this financial year.

•	On April 5, 2012, we announced that Highlands had submitted an amended Hard Rock Operating Permit to the Montana Department of Environmental Quality in relation to our Butte Highlands gold project.

•	On March 30, 2012, we announced that Highlands has submitted the application for the required water discharge permit for the Butte Highlands gold project to the Montana Department of Environmental Quality.

•	On March 14, 2012, we announced that we had exercised our option to purchase 19 patented claims covering 211 acres on the Windfall and Oswego Structural Trends at its 23-square mile South Eureka property near Eureka, Nevada.

•	On November 15, 2011, we announced the sale of our wholly owned subsidiary Timberline Drilling to a group of private investors for a total value of approximately $15 million.

Further Information

Prospective purchasers should read the description of our company and our business under the headings “ITEM 1.DESCRIPTION OF BUSINESS” and “ITEM 2. DESCRIPTION OF PROPERTIES” in our Annual Report on Form 10-K for the year ended September 30, 2011, filed with the SEC on December 15, 2011 and incorporated by reference into this base prospectus.

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The Securities Offered under this Prospectus

We may offer the shares of common stock, warrants or any combination thereof with a total value of up to $30 million from time to time under this base prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This base prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

A prospectus supplement may also add, update or change information contained in this base prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not described in this base prospectus.

We may sell the securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The prospectus supplement, which we will provide each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

Shares of Common Stock

We may offer shares of common stock. Holders of shares of common stock are entitled to one vote per share of common stock on all matters that require shareholder approval. Holders of shares of common stock are entitled to dividends when and if declared by our board of directors. The shares of common stock are described in greater detail in this base prospectus under “Description of Shares of Common Stock.”

Warrants

We may offer warrants for the purchase of shares of common stock, in one or more series, from time to time. We may issue warrants independently or together with shares of common stock, and the warrants may be attached to or separate from such securities.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between us and a warrant trustee for the holders of the warrants. In this base prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read any prospectus supplement related to the series of warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the warrants. Specific warrant indentures will contain additional important terms and provisions and, if entered into in connection with a series of warrants, will be filed on Form 8-K with the SEC before the issuance of the related series of warrants.

THIS BASE PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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RISK FACTORS

Investing in the securities involves a high degree of risk. Prospective investors in a particular offering of securities should carefully consider the following risks as well as the other information contained in this base prospectus, any applicable prospectus supplement, and the documents incorporated by reference herein and therein before investing in the securities. If any of the following risks actually occurs, our business could be materially harmed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those of which we are currently unaware or that we deem immaterial, may also adversely affect our business.

An investment in a mine service and an exploration stage mining company with a short history of operations such as ours involves an unusually high amount of risk, both known and unknown, present and potential, including, but not limited to the risks enumerated below.

Failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment.  We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

Estimates of mineralized material are forward-looking statements inherently subject to error. Although resource estimates require a high degree of assurance in the underlying data when the estimates are made, unforeseen events and uncontrollable factors can have significant adverse or positive impacts on the estimates. Actual results will inherently differ from estimates. The unforeseen events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be accurately predicted.

Risks Associated With Mining and the Exploration Portion of Our Business

All of our properties are in the exploration or development stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from these properties and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral reserve in a commercially exploitable quantity, the exploration component of our business could fail.

We have not established that any of our mineral properties contain any mineral reserve according to recognized reserve guidelines, nor can there be any assurance that we will be able to do so.  A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (http://www.sec.gov/about/forms/industryguides.pdf) as that part of a mineral deposit, which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost. Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that they can be developed into producing mines and extract those minerals. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the mineral deposit to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral deposit unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral reserve in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral reserve. If we cannot exploit any mineral reserve that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Regarding our future ground disturbing activity on federal land, we will be required to obtain a permit from the U.S. Forest Service or the Bureau of Land Management prior to commencing exploration. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could face difficulty and/or fail.

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We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the properties, may exist on the properties in which we hold an interest.  In past years we have been engaged in exploration in northern Idaho, which is currently the site of a Federal Superfund cleanup project. Although the Company is no longer involved in this or other areas at present, it is possible that environmental cleanup or other environmental restoration procedures could remain to be completed or mandated by law, causing unpredictable and unexpected liabilities to arise.  At the date of this prospectus supplement, the Company is not aware of any environmental issues or litigation relating to any of its current or former properties.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These impacts may adversely impact the cost, production and financial performance of our operations.

If we establish the existence of a mineral reserve on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve, and our business could fail.

If we do discover mineral reserves in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure.  There can be no assurance that a mineral reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Land reclamation requirements for our properties may be burdensome and expensive.

Although variable depending on location and the governing authority, land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance.

Reclamation may include requirements to:

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•	control dispersion of potentially deleterious effluents; and

•	reasonably re-establish pre-disturbance land forms and vegetation.

In order to carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Mining exploration and development is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on our business and plans.

Mining and mineral exploration involves various types of risks and hazards, including:

•	environmental hazards;
•	power outages;
•	metallurgical and other processing problems;
•	unusual or unexpected geological formations;
•	personal injury, flooding, fire, explosions, cave-ins, landslides and rock-bursts;
•	inability to obtain suitable or adequate machinery, equipment, or labor;
•	metals losses;
•	fluctuations in exploration, development and production costs;
•	labor disputes;
•	unanticipated variations in grade;
•	mechanical equipment failure; and
•	periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in damage to, or destruction of, mineral properties, production facilities or other properties, personal injury, environmental damage, delays in mining, increased production costs, monetary losses and possible legal liability.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our Company.

Mineral exploration, development and production involve many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of minerals, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our Company.

Increased costs could affect our financial condition.

We anticipate that costs at our projects that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

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A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, are and would be faced with risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques.  Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed trenches, test pits and underground workings and intelligently designed drilling.  There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, from the eventual extraction and sale of precious and base metals such as gold and silver. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineralized material, we may be required to reduce or cease exploration activity and/or operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral properties and the minerals that can be produced from them. While we compete with other exploration companies in the effort to locate and license mineral properties, we do not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

There are hundreds of public and private companies that are actively engaged in mineral exploration. A representative sample of exploration companies that are similar to our Company in size, financial resources and primary objective include such publicly traded mineral exploration companies as Midway Gold Corp. (NYSEAMEX:MDW; CVE:MDX), General Moly, Inc. (NYSEAMEX:GMO; TSE:GMO), Klondex Mines Ltd. (PINK:KLNDF; TSE:KDX), Solitario Exploration & Royalty Corp. (NYSEAMEX:XPL; TSE:SLR) and Mines Management, Inc. (NYSEAMEX:MGN; TSX:MGT).

Many of our competitors have greater financial resources and technical facilities. Accordingly, we will attempt to compete primarily through the knowledge and experience of our management. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral properties that might yield reserves or result in commercial mining operations.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership.  These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective. Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse effect on our financial position or results of operations.  There can be no assurance that any such disputes or challenges will be resolved in our favor.

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We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Acquisitions and integration issues may expose us to risks.

Our business strategy includes making targeted acquisitions. Any acquisition that we make may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with our own. Any acquisitions would be accompanied by risks. For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and have established the purchase price or exchange ratio; a potential materialized property may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Joint ventures and other partnerships in relation to our properties may expose us to risks.

We are currently involved in, and may enter into in the future, joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of certain of the properties in which we have an interest, particularly, subject to our recently announced nonbinding letter of intent to acquire 100% of, the Butte Highlands gold project. Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions which could lead to a deadlock in the operations of the joint venture or partnership. Further, we may be unable to exert control over strategic decisions made in respect of such properties. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties' respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of the shares of common stock.

Risks Related To Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

Although we have been in the business of exploring mineral resource properties since our incorporation in 1968, we were inactive for many years prior to our new management in January 2004. Since January 2004, we have not yet located any mineral reserve. As a result, we have not had any revenues from our exploration activities. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. Other than through conventional and typical exploration methods and procedures, we have no additional way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that they will be operated successfully. We anticipate that we will continue to incur operating costs without realizing any revenues (from exploration) during the period when we are exploring our properties.

During the fiscal year ending September 30, 2011, we (the parent company) had losses of $6,835,866 in connection with the maintenance and exploration of our mineral properties and the operation of our exploration business. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

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Conflicts of interest

Certain of our officers and directors may be or become associated with other businesses, including natural resource companies that acquire interests in mineral properties.  Such associations may give rise to conflicts of interest from time to time. Our directors are required by General Corporation Law of the State of Delaware to act honestly and in good faith with a view to our best interests and to disclose any interest which they may have in any of our projects or opportunities. In general, if a conflict of interest arises at a meeting of the board of directors, any director in a conflict will disclose his interest and abstain from voting on such matter or, if he does vote, his vote will not be counted.

We have not adopted any separate formal corporate policy regarding conflicts of interest; however other corporate governance measures have been adopted, such as creating a directors’ audit committee requiring independent directors.  Additionally, our Code of Ethics does address areas of possible conflicts of interest.  As of the date of filing of this report, we had four independent directors on our board of directors (Jim Moore, Vance Thornsberry, Robert Martinez and Troy Fierro).  The Company has formed three committees to ensure our compliance with the requirements of the NYSE MKT exchange.  We established an independent audit committee consisting of two independent directors, both of whom were determined to be “financially literate” and one of whom was designated as the “financial expert”.  We also formed a compensation committee and a corporate governance and nominating committee, both of which are comprised entirely of independent directors.  At this time, we feel that these committees and our Code of Ethics provide sufficient corporate governance for our purposes and will meet the specific requirements of the NYSE MKT exchange.

Dependence on key management employees.

The nature of both sides of our business, our ability to continue our exploration and development activities and to develop a competitive edge in the marketplace depends, in large part, on our ability to attract and maintain qualified key management personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to attract and retain such personnel. Our development now and in the future will depend on the efforts of key management figures, such as Paul Dircksen, Randal Hardy and Craig Crowell. The loss of any of these key people could have a material adverse effect on our business. In this regard, we have attempted to reduce the risk associated with the loss of key personnel and have obtained directors and officers insurance coverage. In addition, we have expanded the provisions of our equity incentive plan so that we can provide incentives for our key personnel.

We may not realize the benefits of the Lookout Mountain and other acquired growth projects.

As part of our strategy, we will continue existing efforts and initiate new efforts to develop gold and other mineral projects.  We have a larger number of such projects as a result of the acquisition of Staccato Gold Resources Ltd. (which we refer to as “Staccato Gold”), including the Lookout Mountain project.  A number of risks and uncertainties are associated with the development of these types of projects, including political, regulatory, design, construction, labor, operating, technical and technological risks and uncertainties relating to capital and other costs and financing risks. The failure to successfully develop any of these initiatives could have a material adverse effect on our financial position and results of operations.

As part of our business model, we pursue a strategy that may cause us to expend significant resources exploring properties that may not become revenue-producing sites, including the Lookout Mountain project.

Part of our business model is to pursue a strategy which includes significant exploration activities, such as proposed exploration at the Lookout Mountain project.  Because of the nature of exploration for precious metals, a property’s exploration potential is not known until a significant amount of geologic information has been generated.  We may spend significant resources exploring the Lookout Mountain project and gathering certain geologic information only to determine that the project is not capable of being a revenue-producing property for us.

We are required to comply with Canadian securities regulations and be subject to additional regulatory scrutiny in Canada.

We are a ‘reporting issuer’ in the provinces of British Columbia and Alberta since completion of the acquisition of Staccato Gold.  As a result, our disclosure outside the United States differs from the disclosure contained in our SEC filings.   Our reserve and resource estimates disseminated outside the United States are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as we generally report reserves and resources in accordance with Canadian practices. These practices are different from the practices used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are generally not permitted in disclosure filed with the SEC. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC only permits issuers to report “resources” as in place tonnage and grade without reference to unit measures.  Accordingly, information concerning descriptions of mineralization, reserves and resources contained in disclosure released outside the United States may not be comparable to information made public by other United States companies subject to the reporting and disclosure requirements of the SEC.

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We are also subject to increased regulatory scrutiny and costs associated with complying with securities legislation in Canada.  For example, we are subject to civil liability for misrepresentations in written disclosure and oral statements. Legislation has been enacted in these provinces which creates a right of action for damages against a reporting issuer, its directors and certain of its officers in the event that the reporting issuer or a person with actual, implied or apparent authority to act or speak on behalf of the reporting issuer releases a document or makes a public oral statement that contains a misrepresentation or the reporting issuer fails to make timely disclosure of a material change.  We do not anticipate any particular regulation that would be difficult to comply with.  However, failure to comply with regulations may result in civil awards, fines, penalties and orders that could have an adverse effect on us.

Risks Related to This Offering

Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is traded on the NYSE MKT exchange and the TSX Venture Exchange.  The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include price fluctuations of precious metals, government regulations, disputes regarding mining claims, broad stock market fluctuations and economic conditions in the United States and Canada.

We do not intend to pay any dividends on shares of our common stock in the near future. Consequently, your only opportunity currently to achieve a return on your investment will be if the market price of our shares of common stock appreciates above the price that you pay for our shares of common stock.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future, and any future decision as to the payment of dividends will be at the discretion of our board of directors and will depend upon our earnings, financial position, capital requirements, plans for expansion and such other factors as our board of directors deems relevant.  It is our current intention to apply net earnings, if any, in the foreseeable future to finance the growth and development of our business.

Management will have broad discretion as to the use of the proceeds from any offering under this base prospectus, and we may not use the proceeds effectively or in a manner that increases the value of your investment.

We have not designated the amount of net proceeds from any offering under this base prospectus to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from any such offering and could use them for purposes other than those contemplated at the time of such offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Investors’ interests in us will be diluted and investors may suffer dilution in their net book value per share if we issue additional employee/director/consultant options or if we sell additional shares to finance our operations.

We have not generated revenue from exploration since the commencement of our exploration stage in January 2004.  In order to further expand our company and meet our objectives, any additional growth and/or expanded exploration activity may need to be financed through sale of and issuance of additional shares, including, but not limited to, raising finances to explore our newly acquired South Eureka property. Furthermore, to finance any acquisition activity, should that activity be properly approved, and depending on the outcome of our exploration programs, we may also need to issue additional shares to finance future acquisitions, growth and/or additional exploration programs of any or all of our projects or to acquire additional properties. We may also in the future grant to some or all of our directors, officers, insiders, and key employees options to purchase our common shares as non-cash incentives. The issuance of any equity securities could, and the issuance of any additional shares will, cause our existing shareholders to experience dilution of their ownership interests.

If we issue additional shares or decide to enter into joint ventures with other parties in order to raise financing through the sale of equity securities, investors' interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. As of the date of the filing of this report there are also outstanding options granted that are exercisable into 6,761,500 common shares. If all of these were exercised or converted, these would represent approximately 10% of our issued and outstanding shares. If all of these options are exercised and the underlying shares are issued, such issuance will cause a reduction in the proportionate ownership and voting power of all other shareholders. The dilution may result in a decline in the market price of our shares.

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NOTE REGARDING FORWARD-LOOKING INFORMATION

This base prospectus and the documents incorporated herein by reference contain “forward-looking-statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. These statements include, but are not limited to, comments regarding:

•	the establishment and estimates of mineralization and reserves;
•	the grade of mineralization and reserves;
•	anticipated expenditures and costs in our operations;
•	planned exploration activities and the anticipated outcome of such exploration activities;
•	plans and anticipated timing for obtaining permits and licenses for our properties;
•	expected future financing and its anticipated outcome;
•	anticipated liquidity to meet expected operating costs and capital requirements;
•	our ability to obtain financing to fund our estimated expenditure and capital requirements; and
•	factors expected to impact our results of operations.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

•	risks related to our properties being in the exploration or development stage;
•	risks related to our mineral operations being subject to government regulation;
•	risks related to future legislation and administrative changes to mining laws;
•	risks related to future legislation regarding climate change;
•	risks related to our ability to obtain additional capital to develop our reserves, if any;
•	risks related to land reclamation requirements and costs;
•	risks related to mineral exploration and development activities being inherently dangerous;
•	risks related to our insurance coverage for operating risks;
•	risks related to cost increases for our exploration and development projects;
•	risks related to a shortage of equipment and supplies adversely affecting our ability to operate;
•	risks related to mineral estimates;
•	risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;
•	risks related to the competitive industry of mineral exploration;
•	risks related to our title and rights in our mineral properties;
•	risks related to integration issues with acquisitions;
•	risks related to joint ventures and partnerships;
•	risks related to our limited operating history;

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•	risks related to the possible dilution of our common stock from additional financing activities;
•	risks related to potential conflicts of interest with our management;
•	risks related to our dependence on key management;
•	risks related to our Lookout Mountain and other acquired growth projects;
•	risks related to our business model;
•	risks related to our Canadian regulatory requirements; and
•	risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements please see the section entitled “Risk Factors” beginning on page 5 of this base prospectus and, to the extent applicable, the “Risk Factors” sections in our annual reports on Form 10-K and our quarterly reports on Form 10-Q as filed with the SEC that are incorporated by reference herein. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should review our subsequent reports filed with the SEC on Forms 10-K, 10-Q and 8-K and any amendments thereto. We qualify all the forward-looking statements contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus by the foregoing cautionary statements.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this base prospectus.  Information we file with the SEC after the date of this base prospectus but before the end of the offering of any securities made by this base prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this base prospectus.

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this base prospectus but before the end of the offering of securities made by this base prospectus:

(a)	our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, as filed on December 15, 2011 and our amendment to our Annual Report on Form 10-K/A, as filed on February 15, 2012, which reports contain our audited financial statements and the notes thereto as at September 30, 2011 and 2010 and for the two years ended September 30, 2011, together with the auditors’ report thereon;

(b)	our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2011, as filed on February 9, 2012 and our amendment to our Quarterly Report on Form 10-Q/A as filed on February 10, 2012, which reports contain our unaudited financial statements and the notes thereto as at December 31, 2011 and for the three-month periods ended December 31, 2011 and 2010;

(c)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, as filed on May 7, 2012, which report contains our unaudited financial statements and the notes thereto as at March 31, 2012 and for the three- and six-month periods ended March 31, 2012 and 2011.

(d)	our Definitive Proxy Statement on Schedule 14A, as filed on January 23, 2012, in connection with our March 19, 2012 annual general meeting of stockholders;

(e)	our Current Reports on Form 8-K, as filed on October 31, 2011, November 4, 2011, November 15, 2011, January 6, 2012, February 2, 2012, March 20, 2012, April 13, 2012 and May 16, 2012;

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(f)	the description of our common stock, $0.001 par value per share, which is contained in our Registration Statement on Form 8-A, filed on May 8, 2008, which incorporates by reference the description of our securities contained in our Registration Statement on Form 10-SB, as filed on September 29, 2005 (File No. 000-51549), as amended; and

(g)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this base prospectus but before the end of any offering of the securities made by this base prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this base prospectus relates and prior to effectiveness of such registration statement.

We will furnish without charge to any person, upon written or oral request, a copy of any or all of the above documents, other than exhibits to documents that are not specifically incorporated by reference into those documents. You should direct any requests for documents to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814
Attention: Craig Crowell
Corporate Secretary

(208) 664-4859

The information relating to us contained in this base prospectus is not comprehensive and should be read together with the information contained in the documents incorporated by reference. Descriptions contained in the documents incorporated by reference as to the contents of any contract or other document may not be complete. You should refer to the copy of that contract or other document filed as an exhibit to our filings.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of securities will be used by us for acquisitions, exploration and development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  We may, from time to time, issue securities otherwise than through the offering pursuant to this base prospectus.

DESCRIPTION OF COMMON STOCK

Common Stock

We are authorized to issue 100,000,000 shares of our common stock of which, as of May 22, 2012, 62,271,879 are issued and outstanding. Our shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law the holders of shares of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of shares of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Certificate of Incorporation. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

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Upon liquidation, dissolution or winding up, the holders of our shares of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of shares of our common stock have no pre-emptive rights or conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock of which, as of May 22, 2012, none were issued and outstanding. The preferred stock may be divided into and issued in series. Our board of directors is authorized to divide the authorized shares of preferred stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Our board of directors is authorized, within the limitations prescribed by law and its Certificate of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

We refer you to our Certificate of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this base prospectus, which will consist of warrants to purchase shares of common stock and may be issued in one or more series. Warrants may be offered independently or together with shares of common stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that it may offer under this base prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

General

Warrants will be governed by the terms of the warrant certificates representing such warrants. Warrants may be issued under and governed by the terms of one or more warrant indentures between us and a warrant trustee that we will name in the relevant prospectus supplement. Each warrant trustee will be a bank or trust company.

This summary of some of the provisions of the warrants is not complete. The statements made in this base prospectus relating to any warrant indenture and warrants to be issued under this base prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant certificate or warrant indenture. Prospective investors should refer to the warrant certificate or warrant indenture relating to the specific warrants being offered for the complete terms of the warrants. We will file as exhibits to the registration statement of which this base prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any warrant certificate or warrant indenture describing the terms and conditions of warrants we are offering before the issuance of such warrants.

The applicable prospectus supplement relating to any warrants offered by us will describe the particular terms of those warrants and include specific terms relating to the offering.

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Warrants

The particular terms of each issue of warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of shares of common stock that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the shares of common stock may be purchased upon exercise of each warrant;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the other securities with which the warrants will be offered will be transferable separately;

•	whether the warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	whether we will issue the warrants as global securities and, if so, the identity of the depositary of the global securities;

•	whether the warrants will be listed on any exchange;

•	material United States federal income tax consequences of owning the warrants; and

•	any other material terms or conditions of the warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares of common stock issuable upon exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us or the warrant trustee, if any, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to us or the warrant trustee.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant trustee or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares of common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Anti-Dilution

The warrant certificate or warrant indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the shares of common stock or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the shares of common stock to which the holder of a share of common stock would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of shares of common stock of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of shares of common stock to be issued to holders of warrants.

Global Securities

We may issue warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The warrant certificate and warrant indenture will provide for modifications and alterations to the warrants issued thereunder by way of a resolution of holders of warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of warrants required to pass such a resolution or execute such a written consent will be specified in the warrant certificate or warrant indenture.

We may amend any warrant certificate, warrant indenture and the warrants, without the consent of the holders of the warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

PLAN OF DISTRIBUTION

General

We may offer and sell the securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The securities offered pursuant to any prospectus supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  We may only offer and sell the securities pursuant to a prospectus supplement during the period that this base prospectus, including any amendments hereto, remains effective.  The prospectus supplement for any of the securities being offered thereby will set forth the terms of the offering of such securities, including the type of securities being offered, the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered thereby.

By Underwriters

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of underwriters to purchase the securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of such securities are purchased.  We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  We may agree to pay the underwriters a fee or commission for various services relating to the offering of any securities.  Any such fee or commission will be paid out of our general corporate funds.  We may use underwriters with whom it has a material relationship.  We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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By Dealers

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals.  The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.  We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.

By Agents

The securities may also be sold through agents designated by us.  Any agent involved will be named, and any fees or commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.  Any such fees or commissions will be paid out of our general corporate funds.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by us at such prices and upon such terms as agreed to by us and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the securities offered by this base prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Underwriters, dealers or agents who participate in the distribution of securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this base prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this base prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In connection with any offering of securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

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TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Dr. South, Suite 430, Denver, Colorado 80209.

LEGAL MATTERS

The law firm of Dorsey & Whitney LLP has acted as our counsel by providing an opinion on the validity of the securities offered in this base prospectus and applicable prospectus supplements and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

Our consolidated financial statements as of, and for the years ended, September 30, 2011 and 2010 have been incorporated by reference herein in reliance upon the report of DeCoria, Maichel & Teague P.S., independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 (File No. 333-181378 ) with the SEC under the Securities Act in connection with this offering. This base prospectus is part of the registration statement. This base prospectus does not contain all of the information contained in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it. Each statement made in this base prospectus concerning a document filed as an exhibit to the registration statement is qualified by reference to that exhibit for a complete statement of its provisions. Except for documents specifically incorporated by reference into this base prospectus, the information on the SEC’s website is not part of this base prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We are subject to the informational requirements of the Exchange Act, and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The reports and other information we file with the SEC in accordance with the Exchange Act can be read and copied, at prescribed rates, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available electronically from the SEC’s Electronic Document Gathering and Retrieval system (EDGAR) at www.sec.gov, as well as from commercial document retrieval services.

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5,000,000 Shares

 Common Stock

 PROSPECTUS SUPPLEMENT

Aegis Capital Corp

December 20, 2012